Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 23, 2017 (except for Note 14(c), as to which the date is September 18, 2017, and for Note 14(d), as to which the date is October 10, 2017) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-220515) and the related Prospectus of OptiNose, Inc. dated October 11, 2017.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania